UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 6, 2009
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Synthetech, Inc. Board of Directors has appointed Dr. Frederic Farkas, age 48, as Synthetech's Vice President of Operations, effective August 6, 2009.  Dr. Farkas has served as Synthetech's Director of Manufacturing since October 1, 2008.  From May 2008 through September 2008, Dr. Farkas provided consulting services to Synthetech.

Dr. Farkas has over 13 years experience with amino acid derivatives, peptides and API manufacturing from previous positions in manufacturing and supply chain management in Switzerland,  mainly at Novartis AG, Bachem AG and Senn Chemicals AG, where he served until 2007 as Head of Production.  Dr. Farkas earned a Bachelor of Science degree in Chemistry in 1985 and a Ph.D. in Organic Chemistry in 1991 from the University Basel in Switzerland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2009

	By:	/s/ Gary Weber
Gary Weber
Vice President of Finance,
Chief Financial Officer